Exhibit 10.06

Commitment Letter Regarding Making Up for the Diluted Immediate Returns

Given that ACM Research (Shanghai), Inc. (hereinafter referred to as the “issuer”) intends to apply for an initial public offering and be listed on the Science and Technology Board, the enterprise, as the controlling shareholder of the issuer, now in accordance with the relevant laws, administrative regulations and relevant regulations of the China Securities Regulatory Commission, makes the following commitment with respect to the matters on making up for the diluted immediate returns:

The enterprise will urge the issuer to effectively implement the measures to make up for the diluted immediate returns, and promise that the directors of the company or nominated by the company will participate in the issuer's operation and management activities within the scope of its authority, and do its utmost to protect the legitimate interests of the issuer and its shareholders.

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(There is no text on this page, it is the signature page of Commitment Letter Regarding Making Up for the Diluted Immediate Returns)

ACM RESEARCH, INC.

Signature: /s/ Hui Wang

Name: HUI WANG

Title: Authorized representative

Date: May 21, 2020